November 4, 2020
Paul Praylo
[Address on File]

Re: Extension of Employment Agreement
Dear Paul:
    This letter confirms our agreement that the Amended and Restated Employment Agreement dated January 28, 2019 (the “Agreement”) between NVR, Inc. and you will be extended, pursuant to Sections 2 and 8.3 of the Agreement, through December 31, 2025, with no other changes made to the Agreement. Kindly sign below to confirm your agreement to this extension.
Sincerely,
_/s/ Gary Brown
Gary Brown
Senior Vice President, Human Resources

Agreed and accepted:

/s/ Paul W. Praylo
Paul W. Praylo
Dated: November 4, 2020